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                         MAHONING NATIONAL BANCORP, INC.
                                    FORM 10-K



                                   EXHIBIT 21



                         Subsidiaries of the Registrant

                  The following is the sole subsidiary of Mahoning National Bancorp, Inc.:

                        The Mahoning National Bank of Youngstown
                        23 Federal Plaza
                        Youngstown, Ohio  44501-0479

                        (Incorporated in Ohio)